                                                                   EXHIBIT 10.34


                     EXECUTIVE FINANCIAL COUNSELING PROGRAM

General Description of Services

The Company offers a financial counseling program to executives. Participants may select from two financial counseling firms utilized by the Company: The AYCO Company and Asset Management Group. The executive is then assigned a counselor from the chosen firm who works with the executive over time to provide services including:

                  COMPANY PROVIDED BENEFITS PLANNING

                  ESTATE PLANNING

                  INSURANCE PLANNING

                  INVESTMENT PLANNING

                  INCOME TAX PLANNING

In addition to the above services, the Program covers the cost of personal income tax preparation.